SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ------------------



                                    FORM 8-K

                                 CURRENT REPORT



                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                        Date of Report: OCTOBER 29, 2007
                        (Date of earliest event reported)



                         PRINCIPAL FINANCIAL GROUP, INC.
             (Exact name of registrant as specified in its charter)


       DELAWARE                       1-16725                42-1520346
(State or other jurisdiction    (Commission file number)   (I.R.S. Employer
     of incorporation)                                   Identification Number)


                     711 HIGH STREET, DES MOINES, IOWA 50392
                    (Address of principal executive offices)

                          (515) 247-5111
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)
[ ] Soliciting  material pursuant to Rule 14a-12 under the Exchange Act (17  CFR
    240.14a-12)
[ ] Pre-commencement  communications  pursuant  to  Rule 14d-2(b) under the
    Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

                               ------------------

ITEM 2.02.  RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On October 29, 2007, Principal Financial Group, Inc. publicly announced information regarding its results of operations and financial condition for the quarter ended September 30, 2007. The text of the announcement is included herewith as Exhibit 99.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

99    Third Quarter 2007 Earnings Release


                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                    PRINCIPAL FINANCIAL GROUP, INC.


                                    By:  /S/ MICHAEL H. GERSIE
                                        ---------------------------------------
                                    Name:    Michael H. Gersie
                                    Title:   Executive Vice President and Chief
                                             Financial Officer


Date:    October 30, 2007

                                                                     EXHIBIT 99

RELEASE: On receipt
MEDIA CONTACT:   Jeff Rader, 515-247-7883, RADER.JEFF@PRINCIPAL.COM
INVESTOR RELATIONS CONTACT: Tom Graf, 515-235-9500,
                            investor-relations@principal.com


PRINCIPAL FINANCIAL GROUP, INC. REPORTS THIRD QUARTER 2007 RESULTS


Des Moines, IA (October 29, 2007) - Principal Financial Group, Inc. (NYSE: PFG) today announced net income available to common stockholders for the three months ended September 30, 2007, of $232.3 million(1), or $0.87 per diluted share compared to $251.0 million, or $0.92 per diluted share for the three months ended September 30, 2006. The company reported record operating earnings of $312.9 million for third quarter 2007, compared to $254.7 million for third quarter 2006(2). Operating earnings per diluted share for third quarter 2007 were a record $1.17 compared to $0.94 for the same period in 2006.(3)

"We're particularly pleased with third quarter 2007 performance, which coupled continued strength and momentum in our asset management and accumulation businesses with solid underlying earnings from the Life and Health Insurance segment," said J. Barry Griswell, chairman and chief executive officer.

"Our U.S. and International Asset Management and Accumulation segments continue to achieve significant growth in assets under management (AUM), driving total company AUM up 42 percent, or $91 billion from a year ago, to a record $306 billion.(4) Approximately half of the increase is from strategic acquisitions, the other half, from strong organic growth," said Griswell. "Growth in AUM, in turn, is driving significant growth in operating earnings and operating earnings per share, which are up 16 percent and 19 percent, respectively, year-to-date."

Added Larry Zimpleman, president and chief operating officer, "We believe this strong financial performance and growth reflects our constant attention - to the needs of our customers, and the financial advisors and consultants who serve them."

"To meet those needs, we remain sharply focused on a number of key areas: managing assets appropriate for retirement savings and other long-term investment strategies; achieving strong investment performance; and delivering bundled, cost-effective solutions like Total Retirement SUITE SM, which provides meaningful benefits to plan sponsors and participants alike," said Zimpleman.

"That focus is driving continued strong sales and retention. Total company net cash flows, nearly $19 billion over the trailing twelve months, include a record $3.2 billion for U.S. Asset Accumulation in the third quarter, Principal Global Investors' second best quarter of institutional net cash flows, at $2.8 billion, and a record $1.5 billion of net cash flows for Principal International."

Additional highlights as of September 30, 2007:

o Record operating revenues for third quarter 2007 of $2,938.8 million compared to $2,456.3 million for the same period a year ago.
o Record ROE(5) of 16.3 percent compared to 15.1 percent for the trailing twelve months ended September 30, 2006.
o    Continued  strong  organic  sales  of  the  company's  key  retirement  and investment products for the nine months ended September 30, 2007, including: full service accumulation sales of $7.1 billion, up 32 percent (record sales of $3.4 billion in third quarter 2007); mutual fund sales of $6.7 billion, up 137 percent (sales of $2.0 billion in third quarter 2007); and individual annuity sales of $2.3 billion, up 24 percent (record sales of $1.2 billion in third quarter 2007).


                               SEGMENT HIGHLIGHTS


U.S. ASSET MANAGEMENT AND ACCUMULATION

Segment operating earnings for third quarter 2007 were a record $211.9 million, compared to $157.4 million for the same period in 2006. Full service accumulation earnings of $111.0 million for third quarter 2007 compare to $73.5 million for the same period a year ago, reflecting increased fees from higher account values, and a $30.1 million benefit from unlocking deferred revenue and expense assumptions, partially offset by a $2.2 million tax refinement charge. Full service accumulation account values were $103.3 billion as of September 30, 2007, compared to $85.1 billion as of September 30, 2006.

Operating revenues were a record $1,509.8 million for third quarter 2007, compared to $1,111.3 million for the same period in 2006. Excluding recognition of previously deferred revenues as a result of assumption refinements described above, segment revenues improved 27 percent, reflecting 20-plus percent revenue growth in five of the segment's seven businesses.

Segment assets under management were a record $262.4 billion as of September 30, 2007, compared to $181.2 billion as of September 30, 2006.

INTERNATIONAL ASSET MANAGEMENT AND ACCUMULATION
Segment operating earnings for third quarter 2007 were a record $39.3 million compared to $23.2 million for the same period in 2006. The increase from the year ago quarter reflects continued strong growth in assets under management, and a $9.2 million unlocking benefit from newly enacted regulations in Mexico, which changed the fee and compensation structure of Mexican pension companies. Third quarter 2007 earnings also included a $5.1 million experience benefit from higher yields on invested assets in Chile due to unusually high inflation.

Operating revenues were a record $224.6 million for third quarter 2007, compared to $169.2 million for the same period in 2006, primarily due to higher yields on invested assets in Chile.

Segment assets under management were a record $26.9 billion as of September 30, 2007, compared to $17.8 billion as of September 30, 2006.

LIFE AND HEALTH INSURANCE
Segment operating earnings for third quarter 2007 were $73.4 million, compared to $82.0 million for the same period in 2006. As previously disclosed, third quarter 2006 earnings benefited by a total of $12.0 million, from reserve refinements in the Health and Specialty Benefits divisions, and deferred policy acquisition cost unlocking in the Individual Life division. Third quarter 2006 also benefited from earnings on a higher capital base in the Individual Life division. Excluding these items, segment earnings improved 7 percent compared to the year ago quarter, reflecting record earnings in the Specialty Benefits division and solid underlying growth in the Individual Life division. Health earnings declined from a year ago, primarily due to worsened loss ratios and a decline in covered members, partially offset by expense improvements.

Operating revenues for third quarter 2007 were $1,211.6 million, an increase of two percent from the same period in 2006. Specialty Benefits continued to achieve strong growth, with revenues improving 12 percent from a year ago. Individual Life revenues increased 4 percent, reflecting solid growth in fee-based universal life and variable universal life products. Health revenues decreased 5 percent, primarily due to lower insured medical covered members.

CORPORATE AND OTHER
Operating losses for third quarter 2007 were $11.7 million, compared to operating losses of $7.9 million for the same period in 2006, reflecting higher interest expense associated with the company's fourth quarter 2006 issuance of long-term debt.

COMPANY OUTLOOK
The company has no current guidance for 2007 operating earnings per diluted share. The most recent guidance for this measure was provided by the company, in a public release, on April 30, 2007. As a reminder, company guidance speaks only as of the date it is made. The company does not undertake to update annual guidance during the year, but may do so if significant changes occur in general business conditions or company operations.

FORWARD LOOKING AND CAUTIONARY STATEMENTS
This press release contains forward-looking statements, including, without limitation, statements as to sales targets, sales and earnings trends, and management's beliefs, expectations, goals and opinions. The company does not undertake to update these statements, which are based on a number of assumptions concerning future conditions that may ultimately prove to be inaccurate. Future events and their effects on the company may not be those anticipated, and actual results may differ materially from the results anticipated in these forward-looking statements. The risks, uncertainties and factors that could cause or contribute to such material differences are discussed in the company's annual report on Form 10-K for the year ended December 31, 2006, and in the company's quarterly report on Form 10-Q for the quarter ended June 30, 2007, filed by the company with the Securities and Exchange Commission. These risks and uncertainties include, without limitation: competitive factors; volatility of financial markets; decrease in ratings; interest rate changes; inability to attract and retain sales representatives; international business risks; foreign currency exchange rate fluctuations; a pandemic, terrorist attack or other catastrophic event; default of the company's re-insurers; and investment portfolio risks.

USE OF NON-GAAP FINANCIAL MEASURES
The company uses a number of non-GAAP financial measures that management believes are useful to investors because they illustrate the performance of normal, ongoing operations, which is important in understanding and evaluating the company's financial condition and results of operations. They are not, however, a substitute for U.S. GAAP financial measures. Therefore, the company has provided reconciliations of the non-GAAP measures to the most directly comparable U.S. GAAP measure at the end of the release. The company adjusts U.S. GAAP measures for items not directly related TO ongoing operations. However, it is possible these adjusting items have occurred in the past and could recur in the future. Management also uses non-GAAP measures for goal setting, determining employee and senior management awards and compensation, and evaluating performance on a basis comparable to that used by investors and securities analysts.

SHARE REPURCHASES
On November 28, 2006, the Board authorized the repurchase of up to $250 million of the company's outstanding common stock. This program was completed in July 2007, with third quarter repurchases of 0.6 million shares for $32.2 million. On May 22, 2007, the Board authorized the repurchase of up to $250 million of the company's outstanding common stock. During the third quarter, the company repurchased 3.2 million shares for a cost of $180.0 million, under the May 2007 authorization. The company completed the remaining $70 million of that authorization in October 2007, repurchasing 1.1 million shares.

EARNINGS CONFERENCE CALL
At 9:00 A.M. (CT) tomorrow, Chairman and CEO J. Barry Griswell, President and COO Larry Zimpleman, and Executive Vice President and CFO Mike Gersie will lead a discussion of results during a live conference call. Parties interested in listening to the conference call live may access the webcast on the company's Investor Relations (IR) website (www.principal.com/investor) or by dialing (800) 374-1609 (U.S. callers) or (706) 643-7701 (International callers) approximately 10 minutes prior to the start of the call. To access the call, leader name is Tom Graf. Listeners can access an audio replay of the call on the IR website, or by calling (800) 642-1687 (US callers) or (706) 645-9291 (International callers). The access code for the replay is 16893229. Replays will be available through November 6, 2007. The financial supplement is currently available on company's website and may be referred to during the conference call.

ABOUT THE PRINCIPAL FINANCIAL GROUP
The Principal Financial Group(R) (The Principal (R))(6) is a leader in offering businesses, individuaLS and institutional clients a wide range of financial products and services, including retirement and investment services, life and health insurance, and banking through its diverse family of financial services companies. A member of the Fortune 500, the Principal Financial Group has $306.0 billion in assets under management(7) and serves some 18.3 million customers worldwide from offices in Asia, Australia, Europe, Latin America and the United States. Principal Financial Group, Inc. is traded on the New York Stock Exchange under the ticker symbol PFG. For more information, visit WWW.PRINCIPAL.COM.

                                       ###


SUMMARY OF SEGMENT AND PRINCIPAL FINANCIAL GROUP, INC. RESULTS

                                               OPERATING EARNINGS (LOSS)* IN MILLIONS

                                             THREE MONTHS ENDED,               NINE MONTHS ENDED,
                                        --------------------------------------------------------------------------
SEGMENT                                         9/30/07             9/30/06          9/30/07         9/30/06
--------------------------------------------------------------- ----------------- --------------- ----------------
U.S. ASSET MANAGEMENT AND ACCUMULATION            $211.9             $157.4           $587.0         $466.4
--------------------------------------------------------------- ----------------- --------------- ----------------
INTERNATIONAL ASSET MANAGEMENT AND ACCUMULATION     39.3               23.2             85.3           56.9
--------------------------------------------------------------- ----------------- --------------- ----------------
LIFE AND HEALTH INSURANCE                           73.4               82.0            179.0          217.6
------------------------------------------------- ------------- --------------- ----------------- ----------------
CORPORATE AND OTHER                                (11.7)              (7.9)           (18.7)         (20.8)
---------------------------------------------- ---------------- --------------- ----------------- ----------------
OPERATING EARNINGS                                 312.9              254.7            832.6          720.1
--------------------------------------------------------------- ----------------- --------------- ----------------
NET REALIZED/UNREALIZED CAPITAL
  GAINS (LOSSES), AS ADJUSTED                      (59.4)              (3.7)           (18.2)           8.3
--------------------------------------------------------------- ----------------- --------------- ----------------
OTHER AFTER-TAX ADJUSTMENTS                        (21.2)               0.0            (21.2)          18.8
--------------------------------------------------------------- ----------------- --------------- ----------------
NET INCOME AVAILABLE TO COMMON STOCKHOLDERS       $232.3             $251.0           $793.2         $747.2
------------------------------------------------------------------------------------------------------------------

                                                          PER DILUTED SHARE

                                             THREE MONTHS ENDED,               NINE MONTHS ENDED,
                                        --------------------------------------------------------------------------
                                                   9/30/07             9/30/06          9/30/07         9/30/06
OPERATING EARNINGS                             $     1.17              $  0.94         $   3.09         $  2.60
--------------------------------------------------------------- ----------------- --------------- ----------------
NET REALIZED/UNREALIZED CAPITAL
  GAINS (LOSSES), AS ADJUSTED                       (0.22)               (0.02)           (0.07)           0.03
--------------------------------------------------------------- ----------------- --------------- ----------------
OTHER AFTER-TAX ADJUSTMENTS                         (0.08)                0.00            (0.08)           0.07
--------------------------------------------------------------- ----------------- --------------- ----------------
NET INCOME AVAILABLE TO COMMON STOCKHOLDERS    $     0.87              $  0.92         $   2.94         $  2.70
--------------------------------------------------------------- ----------------- --------------- ----------------
WEIGHTED-AVERAGE DILUTED COMMON SHARES
  OUTSTANDING (IN MILLIONS)                        267.3                272.1            269.5           276.7
--------------------------------------------------------------- ----------------- --------------- ----------------









*OPERATING EARNINGS VERSUS U.S. GAAP (GAAP) NET INCOME AVAILABLE TO COMMON STOCKHOLDERS Management uses operating earnings, which excludes the effect of net realized/unrealized capital gains and losses, as adjusted, and other after-tax adjustments, for goal setting, determining employee compensation, and evaluating performance on a basis comparable to that used by investors and securities analysts. Segment operating earnings are determined by adjusting U.S. GAAP net income available to common stockholders for net realized/unrealized capital gains and losses, as adjusted, and other after-tax adjustments the company believes are not indicative of overall operating trends. Note: after-tax adjustments have occurred in the past and could recur in future reporting periods. While these items may be significant components in understanding and assessing the company's consolidated financial performance, management believes the presentation of segment operating earnings enhances the understanding of results of operations by highlighting earnings attributable to the normal, ongoing operations of the company's businesses.


                                            PRINCIPAL FINANCIAL GROUP, INC.
                                                 RESULTS OF OPERATIONS
                                                     (IN MILLIONS)

                                                             THREE MONTHS ENDED               NINE MONTHS ENDED
                                                       -------------------------------- ------------------------------
                                                             9/30/07         9/30/06         9/30/07        9/30/06
                                                       ---------------- --------------- -------------- ---------------
   Premiums and other considerations                          $1,171.4        $1,060.0       $3,456.0       $ 3,206.4
   Fees and other revenues                                       738.5           465.3        1,953.9         1,387.5
   Net investment income                                       1,028.9           931.0        2,928.4         2,694.6
   Net realized/unrealized capital gains (losses)                (89.3)           (6.7)           3.7            23.1
                                                       ---------------- --------------- -------------- ---------------
   TOTAL REVENUES                                              2,849.5         2,449.6        8,342.0         7,311.6
                                                       ---------------- --------------- -------------- ---------------
   Benefits, claims, and settlement expenses                   1,643.2         1,426.2        4,725.9         4,227.6
   Dividends to policyholders                                     73.9            73.0          221.9           217.4
   Operating expenses                                            800.9           619.5        2,316.0         1,865.8
                                                       ---------------- --------------- -------------- ---------------
   TOTAL EXPENSES                                              2,518.0         2,118.7        7,263.8         6,310.8
                                                       ---------------- --------------- -------------- ---------------
   Income from continuing operations before income
        taxes                                                    331.5           330.9        1,078.2         1,000.8
   Income taxes                                                   91.0            72.1          260.3           229.4
                                                       ---------------- --------------- -------------- ---------------
   Income from continuing operations, net of related             240.5           258.8          817.9           771.4
        income taxes
   Income from discontinued operations, net of
        related taxes                                              0.0             0.4            0.0             0.5
                                                         -------------- --------------- -------------- ---------------
   NET INCOME                                                    240.5           259.2          817.9           771.9
   Preferred stock dividends                                       8.2             8.2           24.7            24.7
                                                          ------------- --------------- -------------- ---------------
   NET INCOME AVAILABLE TO COMMON STOCKHOLDERS                $  232.3          $251.0       $  793.2       $   747.2

   Less:
   Net realized/unrealized capital gains (losses),
        as adjusted                                              (59.4)           (3.7)         (18.2)            8.3
   Other after-tax adjustments                                   (21.2)            0.0          (21.2)           18.8
                                                          ------------- --------------- -------------- ---------------
   OPERATING EARNINGS                                         $  312.9          $254.7       $  832.6       $   720.1
                                                          ============= =============== ============== ===============



                        SELECTED BALANCE SHEET STATISTICS

                                                                            PERIOD ENDED
                                                     ------------------------------------------------------------
                                                          09/30/07              12/31/06            09/30/06
                                                     -------------------- --------------------- -----------------
  Total assets (in billions)                               $  155.6             $   143.7         $   136.2
  Total common equity (in millions)                        $7,326.3             $ 7,318.8         $ 7,146.1
  Total common equity excluding accumulated other
       comprehensive income (in millions)                  $6,937.9             $ 6,471.9         $ 6,368.5
  End of period common shares outstanding
       (in                           millions)                262.5                 268.4             269.6
  Book value per common share                              $   27.91            $    27.27        $    26.51
  Book value per common share excluding
      accumulated other comprehensive income               $   26.43            $    24.11        $    23.62




                         PRINCIPAL FINANCIAL GROUP, INC.
           RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO U.S. GAAP
                      (IN MILLIONS, EXCEPT PER SHARE DATA)

                                                                         THREE MONTHS ENDED             NINE MONTHS ENDED
                                                                   -------------------------------  ------------------------------
                                                                      9/30/07         9/30/06         9/30/07        9/30/06
                                                                   --------------- --------------- --------------- ---------------
DILUTED EARNINGS PER COMMON SHARE:
Operating Earnings                                                          1.17            0.94            3.09             2.60
Net realized/unrealized capital gains (losses)                             (0.22)          (0.02)          (0.07)            0.03
Other after-tax adjustments                                                (0.08)           0.00           (0.08)            0.07
                                                                   --------------- --------------- --------------- ---------------
Net income available to common stockholders                                 0.87            0.92            2.94             2.70
                                                                   =============== =============== =============== ===============

BOOK VALUE PER COMMON SHARE EXCLUDING ACCUMULATED OTHER
COMPREHENSIVE INCOME:
Book value per common share excluding accumulated other
     comprehensive income                                                  26.43           23.62           26.43            23.62
Net unrealized capital gains                                                1.40            3.05            1.40             3.05
Foreign currency translation                                                0.03           (0.12)           0.03            (0.12)
Net unrecognized post-retirement benefit obligations                        0.05            0.00            0.05             0.00
Minimum pension liability                                                   0.00           (0.04)           0.00            (0.04)
                                                                   --------------- --------------- --------------- ---------------
Book value per common share including accumulated other
     comprehensive income                                                  27.91           26.51           27.91            26.51
                                                                   =============== =============== =============== ===============
OPERATING REVENUES:
USAMA                                                                   1,509.8         1,111.3         4,178.0          3,299.4
IAMA                                                                      224.6           169.2           540.9            476.8
Life and Health                                                         1,211.6         1,183.4         3,635.5          3,526.1
Corporate and Other                                                        (7.2)           (7.6)           (6.4)           (13.5)
                                                                   --------------- --------------- --------------- ---------------
Total operating revenues                                                2,938.8         2,456.3         8,348.0          7,288.8
Add:
Net realized/unrealized capital gains (losses) and related
     adjustments                                                          (89.3)           (6.1)           (6.0)            23.6
Less:  Operating revenues from discontinued real estate                     0.0             0.6             0.0              0.8
                                                                   --------------- --------------- --------------- ---------------
Total GAAP revenues                                                     2,849.5         2,449.6         8,342.0          7,311.6
                                                                   =============== =============== =============== ===============

OPERATING EARNINGS:
USAMA                                                                     211.9           157.4           587.0            466.4
IAMA                                                                       39.3            23.2            85.3             56.9
Life and Health                                                            73.4            82.0           179.0            217.6
Corporate and Other                                                       (11.7)           (7.9)          (18.7)           (20.8)
                                                                   --------------- --------------- --------------- ---------------
Total operating earnings                                                  312.9           254.7           832.6            720.1
Net realized/unrealized capital gains (losses)                            (59.4)           (3.7)          (18.2)             8.3
Other after-tax adjustments                                               (21.2)            0.0           (21.2)            18.8
                                                                   --------------- --------------- --------------- ---------------
Net income available to common stockholders                               232.3           251.0           793.2            747.2
                                                                   =============== =============== =============== ===============

NET REALIZED/UNREALIZED CAPITAL GAINS (LOSSES):
Net realized/unrealized capital gains (losses), as adjusted               (59.4)           (3.7)          (18.2)             8.3
Add:
Periodic settlements and accruals on non-hedge derivatives                  5.4             0.0            14.9              0.0
Amortization of DPAC and sale inducement costs                              6.0            (5.1)            4.9             (3.9)
Capital gains (losses) distributed                                         (2.9)            2.2             7.7              5.8
Tax impacts                                                               (32.8)           (2.5)           (7.1)             8.6
Minority interest capital gains (losses)                                   (0.2)            3.0             6.7              4.8
Less related fee adjustments:
Unearned front-end fee income                                               7.9             0.5             8.7              1.6
Certain market value adjustments to fee revenues                           (2.5)            0.1            (3.5)            (1.1)
                                                                   --------------- --------------- --------------- ---------------
GAAP net realized/unrealized capital gains (losses)                       (89.3)           (6.7)            3.7             23.1
                                                                   =============== =============== =============== ===============
OTHER AFTER TAX ADJUSTMENTS:
IRS audit issue                                                             0.0             0.0             0.0             18.8
Tax refinements relaed to prior years                                     (21.2)            0.0           (21.2)             0.0
                                                                   --------------- --------------- --------------- ---------------
Total other after-tax adjustments                                         (21.2)            0.0           (21.2)            18.8
                                                                   =============== =============== =============== ===============


(1) Net income of $232.3 million reflects: net realized/unrealized capital losses of $59.4 million, primarily related to unrealized capital losses from net hedging activities and the mark-to-market of credit default swaps; and a $21.2 million other after-tax adjustments charge due to tax refinements related to prior years.
(2) See Segment Highlights for items benefiting operating earnings for both periods.
(3) Use of non-GAAP financial measures is discussed in this release after Segment Highlights.
(4) Total company AUM, as well as AUM in the U.S. Asset Management and Accumulation segment, includes assets under management from the company's acquisition of WM Advisors, Inc., which were $27.9 billion as of closing, effective December 31, 2006, and from the acquisition of Morley Financial Services, Inc. which were $13.7 billion as of closing, effective August 31, 2007. Total company AUM also includes $2.2 billion of AUM from operations acquired during first quarter 2007 by CIMB-Principal, the company's joint venture in Malaysia.
(5)  Operating return on average equity excluding other comprehensive income.
(6) "The Principal Financial Group" and "The Principal" are registered service marks of Principal Financial Services, Inc., a member of the Principal Financial Group.
(7)  As of September 30, 2007

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